Exhibit 10.6

  Second Amendment to December 29, 2000 Promissory Note and Acknowledgement of
                   Subordination Agreement dated March 7, 2001

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Each omission has been indicated by three asterisks ("***"), and the omitted text has been filed separately with the Securities and Exchange Commission.

              AMENDMENT NO. 2 TO PLAYBOY.COM, INC. PROMISSORY NOTE
                                       AND
                   ACKNOWLEDGEMENT OF SUBORDINATION AGREEMENT

                                                                   March 7, 2001

      WHEREAS, on December 29, 2000, Playboy.com, a Delaware corporation (the "Company") issued a promissory note, pursuant to which it promised to pay to the order of Hugh M. Hefner, an individual (the "Holder"), the principal amount of FIVE MILLION Dollars ($5,000,000), together with interest incurred thereon, as therein provided;

      WHEREAS, on February 15, 2001, the Company and the Holder entered into Amendment No. 1 to the note (such note, as so amended, the "Note"), which provided that, except as otherwise provided therein, all principal and interest accrued and unpaid thereunder shall become due one hundred fifty (150) days from December 29, 2000;

      WHEREAS, the Company and the Holder have determined that it is advisable and in their best interests to amend the Note to further extend the maturity date as provided herein;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1. Section 2 of the Note is hereby deleted in its entirety and replaced with the following:

"2. REPAYMENT. Except as otherwise provided herein, all principal and interest accrued and unpaid hereunder shall become due on September 27, 2002 (the "Maturity Date"), and shall be payable by the Company to the Holder in full on the Maturity Date; provided that,

      (a) this Note may be repaid in whole or in part by the Company without penalty or premium at any time and from time to time prior to the Maturity Date; and

      (b) in the event that the Company has raised amounts representing net cash proceeds ("Additional Amounts") in excess of the *** in accordance with and as contemplated by Section 2 of the Senior Convertible Promissory Note, dated as of the date hereof, issued by the Company to Lifford International Co. Ltd. ("Lifford") as holder, then upon the raising of such Additional Amounts, principal and interest accrued and unpaid hereunder in an amount equal to the Additional Amounts, minus any required payments to Playboy Enterprises, Inc. under its credit agreement, shall be due and payable hereunder on the later of May 28, 2001 and the date of the consummation of the raising of such Additional Amounts (and the Maturity Date, with respect to such amount, shall be such date), with the balance of the principal and interest accrued and unpaid hereunder remaining due on the Maturity Date. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Company. If any payment due hereunder shall become due on a Saturday, Sunday or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day in New York."

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2. The Company and the Holder hereby acknowledge and agree that this Amendment
No. 2 constitutes a valid amendment of the Note pursuant to Section 11 thereof. This Amendment No. 2 may be executed and delivered (including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Except to the extent necessary to implement the change set forth above, the Note shall remain unmodified and in full force and effect. This Amendment No. 2 shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of law provisions thereof. This amendment (and all prior amendments) shall constitute an allonge to the Note and shall be affixed thereto so as to become a part thereof.

3. For the avoidance of doubt, Holder hereby acknowledges that Holder has, concurrently herewith, entered into a Subordination Agreement, by and among Holder, the Company and Lifford pursuant to which, in accordance with the terms set forth therein, Holder has agreed to subordinate indebtedness of the Company owing to Holder to indebtedness of the Company owing to Lifford.

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                                       2
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            IN WITNESS WHEREOF, the Company and the Holder have caused this
Amendment No. 2 and Acknowledgement to be signed on the date first set forth above.


                                    /s/ Hugh M. Hefner
                                    --------------------------------
                                    HUGH M. HEFNER

                                    SOLELY WITH RESPECT TO THE
                                    PROVISIONS OF SECTION 1 AND 2

                                    PLAYBOY.COM, INC.


                                    By: /s/ Lawrence Lux
                                        ----------------------------
                                    Lawrence Lux, President